Exhibit 10.ii.c.

BARGE FREIGHT SALES AGREEMENT

CARGO CARRIERS A DIVISION OF CARGILL MARINE AND TERMINAL, INC. P.O. BOX 5608 MINNEAPOLIS, MN 55440-5608 (952) 742-6763	CONTRACT ID CONTRACT NO	CCISMOS00002 52792	REVISION CONTRACT DATE	0 05/05/2005

BUYER:	Mosaic Fertilizer, LLC NW 5329 P.O. Box 1450 Minneapolis, MN 55485-5329	SELLER:	CARGO CARRIERS DIVISION OF CARGILL MARINE AND TERMINAL, INC. P.O. BOX 5608 MINNEAPOLIS, MN 55440-5608

ATTN:	MPH DICAL G/P/UREA

Term/ Rate	Load Port/ Discharge Port	Cargo	RakeMin/ BoxMin
1 -	DARROW AND SOUTH VARIOUS	FERTILIZER	1,400 1,600

Terms of Payment

Net 7 Days

Contract Description

See schedules for additional contract terms

TERMS AND CONDITIONS

ADVANCE PLACEMENT NOTICE — Buyer will advise Seller of loading station where barge is to be placed at least five (5) days prior to the commencement of the placement period. Buyer will also provide Seller with an MSDS sheet for the cargo to be shipped.

FORCE MAJEURE — Neither Buyer nor Seller shall be responsible for delay in performance under this contract if such delay is due to any cause beyond such party’s reasonable control including, but not limited to, strikes, war, fire, lockouts, riots, adverse navigating conditions, inability to secure fuel or power, orders of any government agency, civil commotion, accidents, river freeze-up, floods, breakdowns, embargoes, acts of god or other causes beyond reasonable control of party or parties affected and if the party so affected shall give written notice to the other party of such cause for delay in performance within three (3) days following the commencement of the cause for delay or the commencement of the placement period next due as provided for in the contract, whichever is later. If, however, the commencement of performance is delayed beyond the expiration of such placement period, then either party may cancel all barges due within such placement period by giving notice to the other party on or before the last day of such placement period, and upon such cancellation, neither party shall have any further liability to the other with respect to such cancelled barges.

FAILURE TO PLACE/FAILURE TO ACCEPT — If either party fails to perform this Contract or any part thereof for a reason other than force majeure, damages for such failure or refusal to perform shall be limited to the difference between the rate specified in the Contract and the rate actually paid or received by the injured party, multiplied by the weight of cargo actually shipped, provided, however, that the party who failed or refused to perform shall in event be entitled to receive any such damages from the non-defaulting party. The non-defaulting party is required to use due diligence and all reasonable efforts to mitigate the damages to be borne by the defaulting party under this provision. In no event shall either party be liable for consequential damages for failure to perform.

CARGO INSURANCE — Subject to bill of lading terms and conditions.

The terms and conditions on the reverse side of CCI’s form of Bill of Lading are incorporated into this Agreement whether or not such Bill of Lading is utilized for any particular shipment.

SELLER IS AN EQUAL OPPORTUNITY EMPLOYER, and this Contract is subject to the rules and regulations imposed upon contractors and subcontractors pursuant to 41 C.F.R. Chapter 60. Unless this Contract is exempt, there is incorporated herein by reference: 41 C.F.R. sec. 60-1.4; 41 C.F.R. sec 60-250.4; and 41 C.F.R. sec 60-741.5.

PLEASE SIGN AND RETURN DUPLICATE	CARGO CARRIERS, a division of CARGILL MARINE AND TERMINAL, INCORPORATED

DATE	BY	DATE

(146899)

Doug Montgomery	Darrell Buell